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                                                                    Exhibit 99.2

                     GLOBENET COMMUNICATIONS GROUP LIMITED

                               LETTER TO CLIENTS
                                      FOR
                           TENDER OF ALL OUTSTANDING
                           13% SENIOR NOTES DUE 2007
                                IN EXCHANGE FOR
                 13% SERIES B SENIOR NOTES DUE 2007 THAT HAVE
               BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

       THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
            ON              , 1999, UNLESS EXTENDED (THE "EXPIRATION DATE")
             NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN
          AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE
                               EXPIRATION DATE.

To Our Clients:

     We are enclosing herewith a Prospectus, dated               , 1999, of
GlobeNet Communications Group Limited, a Bermuda company (the "Company") and a related Letter of Transmittal, which together constitute (the "Exchange Offer") relating to the offer by the Company to exchange its 13% Series B Senior Notes due 2007 that have been registered under the Securities Act of 1933 (the "Exchange Notes") for a like principal amount of its issued and outstanding 13% Senior Notes due 2007 (the "Old Notes"), upon the terms and subject to the conditions set forth in the Exchange Offer.

     The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

     We are the holder of record of Old Notes held by us for your own account. A tender of such Old Notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

     We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations and warranties contained in the Letter of Transmittal.

                                  Very truly yours,

                                  GLOBENET COMMUNICATIONS GROUP LIMITED
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     Please return your instructions to us in the enclosed envelope within ample time to permit us to submit a tender on your behalf prior to the Expiration
Date.

                 INSTRUCTION TO REGISTERED HOLDER AND/OR BOOK
                          ENTRY TRANSFER PARTICIPANT


To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

     The undersigned hereby acknowledges receipt of the Prospectus dated
         , 1999 (the "Prospectus") of GlobeNet Communications Group Limited, a Bermuda company (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange its 13% Series B Senior Notes due 2007 that have been registered under the Securities Act of 1933 (the "Exchange Notes"), for all of its outstanding 13% Senior Notes due 2007 (the "Old Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

     The aggregate face amount of the Old Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

     $____________________ of the 13% Senior Notes due 2007.

     With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

          [_] To TENDER the following Old Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OLD NOTES TO BE TENDERED) (IF
     ANY):  $_______________________.

          [_] NOT to TENDER any Old Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the Exchange Notes acquired in exchange for Old Notes pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not undersigned, (ii) the undersigned is not participating in, and has no arrangement with any person to participate in, the distribution within the meaning of the Securities Act of 1933, as amended (the "Securities Act") and (iii) neither the undersigned nor any such other person is an "affiliate" (within the meaning of Rule 405 under the Securities Act) of the Company or a broker-dealer tendering Old Notes acquired directly from the Company. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of such Exchange Notes.

                                   SIGN HERE

Name of beneficial owner(s):____________________________________________________

Signature(s):___________________________________________________________________

Name(s) (please print):_________________________________________________________

Address:________________________________________________________________________

Telephone Number:_______________________________________________________________

Taxpayer Identification or Social Security Number:______________________________

Date:___________________________________________________________________________